UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29801 (Commission File Number)	94-3296648 (IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 20, 2013, InterMune, Inc. (“InterMune”) announced that the National Institute for Health and Clinical Excellence (NICE), a special health authority of the English National Health Service (NHS) responsible for providing guidance to the NHS in England and Wales on what represents the standards of care that local providers are expected to deliver, issued its final appraisal determination (FAD) recommending the use of Esbriet® (pirfenidone) for the treatment of mild to moderate Idiopathic Pulmonary Fibrosis (IPF). The FAD forms the basis of the final guidance to the NHS, which is expected to be published in April 2013, and following publication the NHS must implement it within 90 days.

The NICE Appraisal Committee recommended pirfenidone as an option for treating IPF patients whose predicted forced vital capacity (FVC) is between 50% and 80% at the initiation of therapy and treatment with pirfenidone for these patients should be discontinued if there is evidence of disease progression (as defined by a decline in predicted FVC of 10% or more within any 12-month period). Based on the clinical study experience with Esbriet, InterMune expects that between 10% and 15% of patients could meet this definition of disease progression in a given 12-month period. The FAD further recommends the prescription of Esbriet for as long as InterMune makes the Patient Access Scheme (PAS) available. The PAS is a confidential pricing and access agreement with the UK’s Department of Health.

The NHS list price for Esbriet is £26,100 per full year of treatment. At current rates of exchange this is equivalent to approximately $39,350 per patient per year (or €30,140 per patient per year). InterMune expects to initiate its commercial launch of Esbriet in England and Wales by the end of June 2013.

Additionally, InterMune also reported that health authorities in Finland Pharmaceutical Pricing Board of Finland have agreed to pricing and reimbursement for Esbriet in that country, effective June 1, 2013. Esbriet will be reimbursed for IPF patients whose predicted FVC is between 50% and 80% at the initiation of therapy. The pharmacy purchase price of Esbriet in Finland will be equivalent to approximately €26,900 per patient per year, while the net ex-factory price realized by InterMune will be approximately €26,000, or about $33,900 per patient, per year at current exchange rates.

This Report contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect InterMune’s judgment and involve risks and uncertainties as of the date of this release, including without limitation the statements related to InterMune’s expectation regarding the timing of publication of NICE’s final guidance to the NHS and related timing for implementation, the percentage of IPF patients for whom treatment with pirfenidone could be discontinued, and the timing of InterMune’s initiation of a commercial launch in England and Wales. All forward-looking statements and other information included in this Report are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2013 (the “Form 10-K”) and other periodic reports filed with the SEC, including but not limited to the following: (i) the risks related to the uncertain, lengthy and expensive clinical development process for the company’s product candidates, including having no unexpected safety, toxicology, clinical or other issues and having no unexpected clinical trial results such as unexpected new clinical data and unexpected additional analysis of existing clinical data; (ii) risks related to unexpected regulatory actions or delays or government regulation generally; (iii) risks related to our ability to successfully launch and commercialize Esbriet in Europe, including successfully establishing a commercial operation in Europe; and (iv) InterMune’s ability to obtain or maintain patent or other proprietary intellectual property protections. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K, and InterMune’s other periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2013	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Executive Vice President of Finance Administration and Chief Financial Officer